UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BTC DIGITAL LTD.

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Notice of BTC Digital Ltd.’s

2024 Annual Shareholders Meeting

Important Notice Regarding the Availability of Proxy Materials for

The Annual Shareholders Meeting to be held on July 31, 2024

The Proxy Statement and Annual Report to Shareholders are available at www.cstproxy.com/btct/2024

The 2024 Annual Shareholders Meeting of BTC Digital Ltd. (“Company”) will be held at 1306, 13th Floor, Xuesong Dasha Building B, No. 52 Tairan 6th Road, Futian District, Shenzhen, Guangdong Province, People’s Republic of China on July 31, 2024, at 9:30 a.m. Eastern Time.

Items of Business

As a Shareholder, you will be asked to:

1.	Ratify the selection of Audit Alliance LLP as our independent registered public accounting firm for 2024;

2.	Approve the issuance of up to 600,000 shares of the Company’s ordinary shares for one or more non-public offerings; and

3.	Transact any other business as may properly come before the meeting.

Shareholders also will transact other business that may properly come before the meeting.

Record Date

You may vote if you held shares of BTC Digital Ltd.’s ordinary shares as of the close of business on July 1, 2024 (“Record Date”).

Proxy Voting

Your vote is important. You may vote your shares in advance of the meeting via the Internet, by telephone, by mail, or in person at the 2024 Annual Shareholders Meeting. Please refer to the section “How do the shareholders vote?” in the proxy statement for detailed voting instructions. If you vote via the Internet, by telephone or plan to vote in person during the 2024 Annual Shareholders Meeting, you do not need to mail in a proxy card.

2024 Annual Shareholders Meeting Admission

Due to space limitations, attendance is limited to Shareholders and persons holding valid legal proxies from those Shareholders. Admission to the meeting is on a first-come, first-served basis. Registration will begin at 8:30 a.m. Eastern Time. Valid government-issued identification must be presented to attend the meeting. If you hold the Company’s ordinary shares through a broker, bank, trust or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the Record Date, and if you wish to vote in person, you must also bring a legal proxy from your broker, bank, trust or other nominee. Cameras, recording devices, and other electronic devices are not permitted.

We look forward to seeing you at the meeting.

On behalf of the Board,

Xu Peng

Chairman of the Board

July 11, 2024

i

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2023 (“Annual Report”) carefully before voting.

Meeting Information

Date:	July 31, 2024

Time:	9:30 a.m. Eastern Time

Location:	1306, 13th Floor, Xuesong Dasha Building B No. 52 Tairan 6th Road, Futian District, Shenzhen Guangdong Province, People’s Republic of China

Record Date:	July 1, 2024

How to Vote

Your vote is important. You may vote your shares in advance of the meeting via the Internet, by telephone, by mail, or in person at the 2024 Annual Shareholders Meeting. Please refer to the section “How do the shareholders vote?” on page 2 for detailed voting instructions. If you vote via the Internet, by telephone, or plan to vote in person at the 2024 Annual Shareholders Meeting, you do not need to mail in a proxy card.

INTERNET	PHONE	MAIL	IN PERSON
Visit www.cstproxy.com/btct/2024 You will need the control number printed on your notice, proxy card, or voting instruction form.	If you received a paper copy of the proxy materials, dial toll-free at 1 (866) 894-0536. You will need the control number printed on your proxy card or voting instruction form.	If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.	Follow the instructions under “How can I attend the meeting?” on page 2 and request a ballot when you arrive at the meeting.

On July 11, 2024, we began sending our shareholders proxy materials.

Voting Item 1: Ratification of Selection of Audit Alliance LLP as Our Independent Registered Public Accounting Firm

Item 1

You are being asked to ratify the Audit Committee’s selection of Audit Alliance LLP as our independent registered public accounting firm for 2024. For additional information regarding the Audit Committee’s selection of and the fees paid to Audit Alliance LLP, see “Ratification of Selection of Our Independent Registered Public Accounting Firm” beginning on page 4 of this proxy statement.

✓  Our Board unanimously recommends that you vote “FOR” the ratification of the selection of Audit Alliance LLO as our independent registered public accounting firm for 2024.

Voting Item 2: Approval of the Issuance of Up to 600,000 Shares of the Company’s Ordinary Shares for One or More Non-Public Offerings

Item 2

You are being asked to approve the issuance of up to 600,000 shares of the Company’s ordinary shares for one or more non-public offerings. For additional information regarding the issuance of new shares, see “Approval of the Issuance of Up to 600,000 Shares of the Company’s Ordinary Shares for One or More Non-Public Offerings” beginning on page 5 of this proxy statement.

✓  Our Board unanimously recommends that you vote “FOR” the approval of the issuance of up to 600,000 shares of the Company’s ordinary shares for one or more non-public offerings.

Quorum

At the Annual Shareholders Meeting, one or more shareholders entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-third (1/3) of all voting power of the Company’s share capital in issue throughout the meeting shall form a quorum.

Vote Required

The approval of the ratification of independent registered public accounting firm and the approval of the issuance of securities for one or more non- require the affirmative vote of a simple majority of votes cast by shareholders as, being entitled to do so, vote in person or, by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted.

Recommendations of the Board of Directors

THE BOARD OF DIRECTORS HAS DETERMINED THAT THE RATIFICATION OF AUDIT ALLIANCE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE APPROVAL OF THE ISSUANCE OF SECURITIES FOR ONE OR MORE NON-PUBLIC OFFERINGS ARE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE PROPOSAL DESCRIBED HEREIN. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE TWO PROPOSALS.

Questions and Answers

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Shareholders Meeting. These questions and answers may not address all of the questions that may be important to you as a shareholder. To better understand these matters, you should carefully read this entire proxy statement.

Q: Why am I receiving this proxy statement?

A: The Company is holding its Annual Shareholders Meeting to ratify the selection of Audit Alliance LLP as the Company’s independent registered public accounting firm, to approve the issuance of up to 600,000 shares of the Company’s ordinary shares for one or more non-public offerings, and to transact any business that may properly come before the meeting.

We have included in this proxy statement important information about the Extraordinary Shareholders Meeting. You should read this information carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending the Extraordinary Shareholders Meeting. Your vote is very important, and we encourage you to submit your proxy as soon as possible.

Q: What proposals are the shareholders being asked to consider?

A: The shareholders are being asked to:

1.	ratify the selection of Audit Alliance LLP as the Company’s independent registered public accounting firm;

2.	approve the issuance of up to 600,000 share of the Company’s ordinary shares for one or more non-public offerings; and

3.	transact any other business as may properly come before the meeting.

Q: When and where will the Annual Shareholders Meeting be held?

A: The Annual Shareholders Meeting will be held on July 31, 2024 at 9:30 a.m. ET in an in-person format. In-person participants will be able to attend the Annual Shareholders Meeting at 1306, 13th Floor, Xuesong Dasha Building B, No. 52 Tairan 6th Road, Futian District, Shenzhen, Guangdong Province, People’s Republic of China.

Q: Who is entitled to vote at the Annual Shareholders Meeting

A: The record date for the Annual Shareholders Meeting is July 1, 2024. Only holders of ordinary shares of the Company as of the close of business on the record date are entitled to notice of, and to vote at, the Extraordinary Shareholders Meeting or any adjournment or postponement thereof. As of the record date, there were 2,610,785 ordinary shares outstanding. Each ordinary share that you own entitles you to one vote.

Q: How do the shareholders vote?

A: The shareholders have three voting options. You may vote using one of the following methods:

(1)	By Internet, which we encourage if you have Internet access, at www.cstproxy.com/btct/2024;

(2)	By mail or deposit to Continental Stock Transfer & Trust, C/O Proxy Services, 1 State Street - SC1, New York, NY 10004; or

(3)	By phone at 1 (866) 894-0536.

Q: How can I attend the meeting?

A: The meeting is open to all holders of the Company’s ordinary shares as of the record date. You may attend the meeting in person at 1306, 13th Floor, Xuesong Dasha Building B, No. 52 Tairan 6th Road, Futian District, Shenzhen, Guangdong Province, People’s Republic of China.

Q: May shareholders ask questions at the meeting?

A: Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.

Q: If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A: Your broker or other nominee does not have authority to vote on non-routine matters. All of the proposals presented at the Annual Meeting are considered non-routine matters. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote.

Q: What if I do not vote on the matters relating to the proposals?

A: If you fail to vote or fail to instruct your broker or other nominee how to vote on any of the proposals, it will have no effect on such proposals. It will be treated as a “non-vote” and not count toward a quorum.

Q: May I change my vote after I have delivered my proxy or voting instruction card?

A: Yes. You may change your vote at any time before your proxy is voted at the Annual Shareholders Meeting. You may do this in one of three ways:

1.	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the Annual Shareholders Meeting;

2.	by logging on to the Internet website specified on your proxy card in the same manner you would submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

3.	by attending the Annual Shareholders Meeting in person at 1306, 13th Floor, Xuesong Dasha Building B, No. 52 Tairan 6th Road, Futian District, Shenzhen, Guangdong Province, People’s Republic of China.

Your attendance alone will not revoke any proxy.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q: Do I have appraisal rights?

A: The shareholders do not have appraisal rights with respect to the matters to be voted upon at the Annual Shareholders Meeting.

Q: Whom should I call if I have questions about the proxy materials or voting procedures?

A: If you have questions about the proposals, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact BTC Digital Ltd., 1306, 13th Floor, Xuesong Dasha Building B, No. 52 Tairan 6th Road, Futian District, Shenzhen, Guangdong Province, People’s Republic of China, or call +86 755 8255-5262. If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank or other nominee for additional information.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, including the annexes, please vote your shares as soon as possible so that your shares will be represented at the Annual Shareholders Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q: Who is paying for the expenses involved in preparing and mailing this proxy statement?

A: All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid for by the Company. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Q: What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

A: Members of the Board of Directors and executive officers of the Company do not have any interest in any proposal that is not shared by all other shareholders of the Company.

Q: Where can I find the voting results of the Annual Shareholders Meeting?

A: The Company will announce preliminary voting results at the Annual Shareholders Meeting. The Company will also disclose final voting results in a Current Report on Form 8-K that is expected to be filed with the SEC within four business days after the Annual Shareholders Meeting.

Ratification of Selection of Our Independent Registered Public Accounting Firm (Item 1 on Proxy Card)

The Audit Committee, pursuant to authority granted to it by the Board, is directly responsible for the appointment, compensation, retention, and oversight of Capital One’s independent registered public accounting firm. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence at least annually and periodically considers whether to continue to retain our current independent registered public accounting firm or whether to engage another firm. In connection with applicable partner rotation requirements, the Audit Committee and its Chair are involved in considering the selection of the independent registered public accounting firm’s new lead partner. Additionally, Capital One adheres to the requirements of the Sarbanes-Oxley Act relating to the rotation of partners engaged in Capital One’s audit by the independent registered public accounting firm.

For 2024, the Audit Committee has appointed Audit Alliance LLP as the Company’s independent registered public accounting firm. Audit Alliance LLP has served in this role since January 2021. The members of the Audit Committee and the Board believe that the continued retention of Audit Alliance LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

The Board is submitting this proposal to the vote of the shareholders as a matter of good corporate governance. If shareholders do not ratify the selection of Audit Alliance LLP, the Audit Committee will reconsider the appointment of Audit Alliance LLP as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our shareholders’ best interests.

The fees billed for professional services provided by Audit Alliance LLP for fiscal years 2023 and 2022 are shown in the following table:

Fees (in thousands of US$)	2023	2022
Audit Fees	$300	$240
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-

Description of Fees

“Audit Fees” include fees for the audit of our annual financial statements, the review of unaudited interim financial information included in our quarterly reports on Form 10-Q, and services that normally would be provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements and that generally only the independent registered public accounting firm can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory and subsidiary audits, consents, and assistance with and review of documents filed with the SEC. “Audit-Related Fees” include fees related to assurance and associated services that are reasonably related to the performance of the audit or review of our financial statements and traditionally are performed by the independent registered public accounting firm, such as: compliance testing and reporting; internal control reviews; attestation services that are not required by statute or regulation; and agreed upon procedure reports. “Tax Fees” include fees for corporate and subsidiary tax compliance services. “All Other Fees” include fees for services that are not defined as Audit, Audit-Related, or Tax and are not specifically prohibited by the SEC.

The Board unanimously recommends that you vote “FOR” the ratification of Audit Alliance LLP as BTC Digital Ltd.’s independent registered public accounting firm for 2024.

Approval of the Issuance of Up to 600,000 Shares of the Company’s Ordinary Shares for One or More Non-Public Offerings (Item 2 on Proxy Card)

The Company’s ordinary share is currently listed on The Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) (“Rule 5635(d)”) requires us to obtain shareholder approval prior to the issuance of our ordinary share in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of ordinary shares (and/or securities convertible into or exercisable for ordinary shares) equal to 20% or more of the ordinary shares outstanding before the issuance. Shares of our ordinary shares issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in non-public offerings, including exercise or conversion of any warrants, options, debt instruments, preferred stock or other equity securities issued in exchange for such securities or in connection with an amendment (including amendment of any outstanding non-convertible debt to add conversion features or exchange of such non-convertible debt for convertible securities) that would permit exercisability or conversion below market, will also be considered shares issued in such a transaction in determining whether the 20% limit has been reached and for which stockholder approval is sought under this proposal. We may effectuate the approved offerings or transactions for one or more transactions, subject to the limitations herein.

We may seek to raise additional capital to implement our business strategy, to recapitalize our balance sheet and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings or recapitalizations. Because we may take actions and seek additional capital that triggers the requirements of Rule 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop.

We hereby submit this proposal to our shareholders for their approval of the potential issuance of up to 600,000 shares of our ordinary shares, or securities convertible into our ordinary shares, for one or more non-public capital-raising or other transactions, subject to the following limitations:

●	The aggregate number of shares issued in the offerings will not exceed 600,000 shares of our ordinary share, subject to adjustment for any reverse stock split effected prior to the offerings (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into ordinary share);

●	The total aggregate consideration will not exceed $6,000,000.00;

●	Such offerings will occur, if at all, on or before December 31, 2025, unless a shorter time is required by Nasdaq; and

●	Such other terms as the Board of Directors shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our ordinary share, or other securities convertible into shares of our ordinary share, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our ordinary share. The shareholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the ordinary share. Because of the historic volatility of the trading of our ordinary share and unpredictable market factors we are unable to predict with any accuracy the actual discount at which we will be able to offer our ordinary share or recapitalize our balance sheet.

The issuance of up to 600,000 shares of our ordinary shares for one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest, election of members to the Board of Directors or an extraordinary corporate transaction opposed by the Company.

It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our ordinary share. This would concentrate voting power in the hands of one or a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine the actual net proceeds of the offerings or results of recapitalizations until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $6,000,000.00 and the maximum shares of our ordinary shares to be issued will be no more than 600,000 ordinary shares. Any net proceeds will be used for general corporate purposes, which may include debt repayment. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings or recapitalize.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the issuance of securities for one or more non-public offerings, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

The Board unanimously recommends that you vote “FOR” the approval of issuance of up to 600,000 shares of BTC Digital Ltd.’s ordinary shares for one or more non-public offerings.

Directors, Officers and Key Employees

Set forth below are the Company’s Directors, and Executive Officers and key employees as of December 31, 2023, together with an overview of their professional experience and expertise.

Name	Age	Position
Siguang Peng	46	Chief Executive Officer and Director
Xu Peng	44	Director and Chairman of the Board of Directors
Yupeng Guo	46	Acting Chief Financial Officer
Ye Ren(1)(2)(3)	35	Independent Director
Zhiyi Xie(1)(2)(3)	45	Independent Director
Yuejun Jiang(1)(2)(3)	44	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee

Siguang Peng is our founder and has served as our director and chief executive officer since inception. Prior to starting the former VIEs’ business in 2006, Mr. Peng served as director of teaching department and principal of Quanzhou School of King’s International from 2004 to 2006. Mr. Peng received his EMBA degree from China Europe International Business School in 2011 and his bachelor’s degree in international economics and trading from Changchun University of Science and Technology in 2000.

Xu Peng has served as the chairman of the Company’s board of directors since December 2023. Mr. Xu Peng served as the president of Hailuoda International Consulting Services Co., Ltd. in People’s Republic of China (the “PRC”), a company engaged in overseas trade and investment promotion in Hainan, the PRC, from July 2019 to November 2023, where he was overseeing and managing the overall operations of the company. From August 2012 to June 2019, Mr. Peng served as the president at Ziyou Emotional Intelligence Education Consulting Co., Ltd., an education services provider targeted at children and youth, where he was overseeing and managing the overall operations of the company. Mr. Peng obtained a bachelor’s degree in computer science from College of Applied Arts and Science of Beijing Union University in the PRC in 2003.

Yupeng Guo is our founder and is serving as the Acting Chief Financial Officer. Prior to starting the former VIEs’ business in 2006, Mr. Guo served as director of marketing department of Quanzhou School of King’s International from 2005 to 2006. Mr. Guo received his EMBA degree from China Europe International Business School in 2012, his master’s degree in business administration from Shanghai Jiao Tong University in 2007 and his bachelor’s degree in trading and economics from Changchun University of Science and Technology in 2000.

Ye Ren has served as our independent director since June 2022. From August 2019 to March 2022, Ms. Ren served as chief financial officer of CN Energy Group Ltd. (Nasdaq: CNEY) where she was responsible for supervising finance team, reviewing and approving financial and accounting transactions, and financial regulation compliance. From April 2017 to July 2018, Ms. Ren served as the Deputy Finance Manager of Zhejiang Yongning Pharmaceutical Co., Ltd., where she was responsible for department budget and internal control. From December 2014 to March 2017, Ms. Ren served as an assistant of the chief financial officer of Tantech Holdings Ltd. From October 2013 to November 2015, Ms. Ren served as a senior auditor of Pan-China Certificated Public Accountants LLP. Ms. Ren obtained her bachelor’s degree in Business Administration from George Fox University in 2010 and her master’s degree in Accountancy from the University of South Carolina in 2013.

Zhiyi Xie has served as our independent director since August 2021. Mr. Zhiyi Xie has been the general manager of Shenzhen Shenghongtao Technology Co., Ltd. since April 2017. Prior to that, Mr. Xie served as the general manager of Shenzhen Haiyue Huifu Investment Management Co., Ltd. from 2016 to 2017. He served as the deputy general manager of Shenzhen Yipu Rui Venture Capital Co., Ltd. from 2010 to 2015. Mr. Xie served as the investment director of Shenzhen Dingchuan Investment Co., Ltd. from 2008 to 2010. Mr. Xie obtained his bachelor’s degree in law from Xiangtan University in 2000. He received his Lawyer’s Qualification Certificate and Fund Qualification Certificate in 2000 and 2017, respectively.

Yuejun Jiang has served as our independent director since May 2023. Mr. Yuejun Jiang founded Enotek Technology (Group) Co., Ltd. in the People’s Republic of China (“China” or the “PRC”) in 2008, a company providing full-service industrial logistics solutions to customers, and has since served as the company’s chairman of the board of directors. Mr. Jiang oversees the company’s overall operations and makes major corporate decisions. Mr. Jiang obtained a bachelor’s degree in law from China Central Radio and TV University (currently known as Open University of China) in 2014 and obtained an Executive MBA degree from Cheung Kong Graduate School of Business in the PRC in 2017. Mr. Jiang is pursuing his Doctor of Business Administration degree at Singapore Management University and expects to obtain his doctorate degree in 2025.

Executive Employment Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreements are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for our benefit, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and clients, received by us. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers.

Corporate Governance

The business and affairs of the Company are managed under the direction of our Board of Directors, which is comprised of Mr. Siguang Peng, Mr. Xu Peng, Ms. Ye Ren, Mr. Zhiyi Xie, and Mr. Yuejun Jiang.

Involvement in Certain Legal Proceedings

1.	Except as disclosed in the bios above, the Company’s Directors and Executive Officers have not been involved in any of the following events during the past ten years:

2.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

3.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

4.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

5.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

6.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

7.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

The Company’s Board of Directors has established three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee, which are described below.

Audit Committee

The Audit Committee, among other things, is responsible for:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

●	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the Nasdaq Stock Market Rules. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Ye Ren meets the qualifications of an Audit Committee financial expert. The Audit Committee consists of Ye Ren, Zhiyi Xie, and Yuejun Jiang. Ye Ren is the chair of the Audit Committee.

Compensation Committee

The functions of the compensation committee include:

●	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

●	reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;

●	reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

●	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and

●	preparing the report that the SEC requires in our annual proxy statement.

Our compensation committee consists of Mr. Zhiyi Xie, who is the chair of the compensation committee, Ms. Ye Ren and Mr.Yuejun Jiang. Our board of directors has determined that each of the members of our compensation committee is an outside director, as defined pursuant to Section 162(m) of the Code, and satisfies the Nasdaq Stock Market Rules independence requirements.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, is responsible for:

●	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

●	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

●	evaluating, nominating and recommending individuals for membership on our board of directors; and

●	evaluating nominations by stockholders of candidates for election to our board of directors.

The Nominating and Corporate Governance Committee will take into account may factors in determining recommendations for persons to serve on the board of directors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

●	experience as a board member or executive officer of another publicly-held company;

●	strong finance experience;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective including, without limitation, with respect to age, gender, race, place of residence and specialized experience;

●	experience relevant to our business industry and with relevant social policy concerns; and

●	relevant academic expertise or other proficiency in an area of our business operations.

Our nominating and corporate governance committee consists of Mr. Zhiyi Xie, who is the chair of the compensation committee, and Ms. Ye Ren and Mr.Yuejun Jiang. Our board of directors has determined that each of the members of this committee satisfies the Nasdaq Marketplace Rules independence requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our ordinary shares (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our ordinary shares. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2024 were complied with by each person who at any time during the 2024 fiscal year was a director or an executive officer or held more than 10% of our ordinary shares.

Board Diversity

The table below provides certain highlights of the diversity characteristics of our directors:

Board Diversity Matrix (As of July 1, 2024)
Total Number of Directors - 5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4

Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		5
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Executive Compensation

This section discusses the material components of the executive compensation program for our named executive officers for the years ended December 31, 2023 and 2022. Individuals we refer to as our “named executive officers” include our Chief Executive Officer Mr. Siguang Peng and Acting Chief Financial Officer Yupeng Guo.

Summary Compensation Table

The following table presents the compensation awarded to or earned by or paid to our named executive officers during the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year (FY)	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Siguang Peng	2023	10,200	-	-	-	-	-	10,200
Siguang Peng	2022	-	-	-	-	-	-	-

Yupeng Guo	2023	31,626	-	-	-	-	-	31,626
Yupeng Guo	2022	-	-	-	-	-	-	-

Outstanding Equity Awards at Fiscal Year End

The following table summarizes for our employees, directors and service providers the outstanding options granted under the 2020 Plan as of December 31, 2023.

Name	Our Ordinary Shares	Options Awarded	Exercise Price	Date of Grant	Date of Expiration
All non-executive employees as a group	730,805	730,805		6/27/2023
Total	730,805	730,805

Share Incentive Plans

2013 Plan

Shenzhen Meten adopted the 2013 Plan in January 2013. The purpose of the 2013 Plan is to enhance Shenzhen Meten’s ability to attract and retain highly qualified mid- to high-level management, consultants and other qualified persons, and to motivate such persons to serve us and to expend maximum effort to improve our business results and earnings, by providing such persons an opportunity to share equity interest in our future success.

2018 Plan

Meten adopted a new share incentive plan, or the 2018 Plan, to replace the 2013 Plan in December 2018. Meten rolled over the awards granted under the 2013 Plan with the same amount and terms in December 2018 to the Meten level, and as a result a total of 20,085,242 options were granted to the plan participants according to the awards under our 2013 Plan and the 2018 Plan as described below. Upon the adoption of the 2018 Plan, no additional awards were made under our 2013 Plan.

2020 Plan

In connection with the Mergers, we adopted a new incentive plan to replace the 2018 Plan. We rolled over awards granted under the 2013 Plan and 2018 Plan with the same amount and terms. As a result, options to purchase 730,805 of our ordinary shares were issued and outstanding on December 31, 2023. Additionally, the Company reserved for issuance pursuant to the plan one percent (1%) of the total issued and outstanding ordinary shares on the closing date (being 531,005 ordinary shares), and will reserve an additional 3.5% of then-outstanding shares each year for a period of four years following the first anniversary of the closing date of the Mergers.

The following paragraphs summarize the terms of the 2020 Plan:

Eligibility. Our qualified officers, directors, employees, consultants and other qualified persons are eligible to participate in the 2020 Plan.

Types of Awards. The 2020 Plan permits the awards of options, share appreciation rights, share awards, restricted share units, dividend equivalents or other share-based awards.

Plan Administration. Our board of directors, or a committee designated by our board of directors, will administer the plan, unless otherwise determined by the board of directors.

Evidence of award. Awards can be evidenced by an agreement, certificate, resolution or other types of writing or an electronic medium approved by the board of directors or the compensation committee as the plan administrator that sets forth the terms and conditions of the awards granted.

Conditions of Award. The administrator shall determine the participants, types of awards, numbers of shares to be covered by awards, terms and conditions of each award, and provisions with respect to the vesting schedule, settlement, exercise, cancellation, forfeiture or suspension of awards.

Term of Award. The term of each award shall be fixed by the administrator and is stated in the award agreement between recipient of an award and us, provided that the term shall generally be no more than five years from the date of grant thereof.

Vesting Schedule. In general, the plan administration committee determines the vesting schedule, which is specified in the relevant award agreement.

Transfer Restrictions. Unless otherwise determined by the administrator or for certain limited permitted transfers, no award and no right under any such award shall be assignable, alienable, saleable or transferable by the employee holder otherwise than by will or by the laws of descent and distribution.

Amendment, Suspension or Termination. The board of directors may amend, alter, suspend, discontinue or terminate the 2020 Plan, or any award agreement hereunder or any portion hereof or thereof at any time, provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without the consent of the affected recipient of an award with respect to any award agreement, the consent of the affected recipient of an award, if such action would materially and adversely affect the rights of such recipient under any outstanding award.

Director Compensations

For the fiscal year ended December 31, 2023, we and our subsidiaries paid aggregate cash compensation of approximately US$14,468 to our directors and executive officers as a group. We do not pay or set aside any amounts for pensions, retirement or other benefits for officers and directors.

The following table shows the compensation paid to our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jianlin Yu	$14,468	-	-	-	-	-	$14,468

Transactions with Related Persons

Relationship with related parties

Name of party	Relationship
Mr. Jishuang Zhao	Former Chairman of our Board of Directors
Mr. Yupeng Guo	Acting Chief Financial Officer
Mr. Siguang Peng	Chief Executive Officer and Director
Met Chain Co., Limited	An associate of the Company

Transactions with related parties

In the year ended December 31, 2023, we repaid amount due to Mr. Jishuang Zhao of US$2.5 million.

In the year ended December 31, 2022, we received advances from Mr. Yupeng Guo in the amount of approximately RMB2 million (US$0.3 million), from Mr. Jishuang Zhao in the amount of approximately RMB10.14 million (US$1.5 million), and from Met Chain Co., Limited in the amount of approximately RMB14.08 million (US$2.0 million).

Amount due to related parties

As of December 31, 2023, our outstanding balance due to Mr. Yupeng Guo was US$0.3 million, our outstanding balance due to Mr. Jishuang Zhao was US$2.0 million, and our outstanding balance due to Met Chain Co., Limited was US$2.0 million.

Security Ownership

The following table sets forth certain information concerning the ownership of our ordinary shares as of the date of this Report, with respect to: (i) each person, or group of affiliated persons, known to us to be the beneficial owner of more than five percent of our ordinary shares; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

Applicable percentage ownership is based on an aggregate of 2,610,785 shares of ordinary shares outstanding as of the date of this Report. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our ordinary shares that they beneficially own, subject to applicable community property laws.

Name and Address of Beneficial Owner	Amount of beneficial ownership	Percentage of outstanding ordinary shares
Directors and Executive Officers (1)
Xu Peng	-	-
Siguang Peng (1)	10,936	0.42%
Yupeng Guo (2)	5,599	0.21%
Zhiyi Xie	-	-
Ye Ren	-	-
Yuejun Jiang	-	-
All directors and executive officers as a group	16,535	0.63%

5% or Greater Shareholders
Tianying Zheng	203,495	7.79%
Future Satoshi Ltd.	140,000	5.36%
Changan Fan	138,286	5.30%
Leguang Xie	138,286	5.30%

(1)	Represents 10,936 ordinary shares directly held by AP Education Investment Limited, a business company limited by shares incorporated in British Virgin Islands and wholly owned by AP Education Consulting Limited, a British Virgin Islands company wholly owned and controlled by Siguang Peng. The registered office of AP Education Investment is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.
(2)	Represents 1 ordinary share held by Mr. Yupeng Guo and 5,598 ordinary shares directly held by RG Education Investment Limited, a business company limited by shares incorporated in British Virgin Islands and wholly owned by RG Education Consulting Limited, a British Virgin Islands company wholly owned and controlled by Yupeng Guo. The registered office of RG Education Investment is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

None of our existing shareholders have different voting rights from other shareholders. To our knowledge, we are not owned or controlled, directly or indirectly, by another corporation, by any foreign government or by any other natural or legal persons, severally or jointly. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

The number of beneficial owners of our ordinary shares in the U.S. is likely much larger than the 47 record holders of our ordinary shares in the U.S.

Householding of Materials

In some instances, only one copy of the proxy materials is being delivered to multiple shareholders sharing an address, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies. The Company will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a shareholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call the Company at +86 755 8255-5262, or send a written request to BTC Digital Ltd., 1306, 13th Floor, Xuesong Dasha Building B, No. 52 Tairan 6th Road, Futian District, Shenzhen, Guangdong Province, People’s Republic of China, Attention: Chief Executive Officer. If you wish to receive a separate copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call the Company at the telephone number or write the Company at the address listed above. Alternatively, shareholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling the Company at the telephone number or writing to the Company at the address listed above.

Other Matters

The Board of Directors knows of no other matter before the Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

Our Annual Report, including consolidated financial statements, is being furnished along with this proxy statement to our shareholders of record. A copy of the Form 10-K may be obtained without charge at the 2024 Annual Stockholder Meeting or be obtained at the SEC’s website at www.sec.gov.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2024

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

BTC DIGITAL LTD.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on July 30, 2024.

INTERNET/MOBILE –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

Please mark your votes like this **X**

A. VOTING ITEMS

THE BOARD OF DIRECTORS RECOMMEND VOTING FOR ITEMS 1 AND 2.

	FOR	AGAINST	ABSTAIN
1. Proposal to ratify the selection of Audit Alliance LLP as Independent Registered Public Accounting Firm for year 2024.	☐	☐	☐
2. Proposal to issue up to 600,000 ordinary shares for one or more non-public offerings.	☐	☐	☐

B. AUTHORIZED SIGNATURES —

THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. DATE AND SIGN BELOW.

Please sign exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	**Signature 1 — Please keep signature within the box.**	**Signature 2 — Please keep signature within the box.**

If voting by mail, you must complete Sections A & B and mail in the provided envelope.

CONTROL NUMBER

2024

BTC DIGITAL LTD.
1306, 13th Floor, Building B
Xuesong Dasha, No. 52 Tairan 6th Road
Futian District, Shenzhen
Guangdong Province
People's Republic of China

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

To view the Proxy Statement and to Attend the Annual Shareholders Meeting, please go to: https://www.cstproxy.com/btct/2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

BTC DIGITAL LTD.

ANNUAL SHAREHOLDERS MEETING JULY 31, 2024 9:30 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Siguang Peng and Xu Peng, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of ordinary shares of BTC Digital Ltd. held of record by the undersigned at the close of business on July 1, 2024 at the Annual Meeting of Shareholders of BTC Digital Ltd. to be held on July 31, 2024, 9:30 a.m. Eastern Time, at 1306, 13th Floor, Xuesong Dasha Building B, No. 52 Tairan 6th Road, Futian District, Shenzhen, Guangdong Province, People's Republic of China, or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1) AND (2) AND, IN THE PROXIES' DISCRETION, ON ANY OTHER MATTERS COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be marked, dated and signed on reverse side)